iCarbon Corporation and Subsidiaries

Ex. 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER,
DAVID LAUDEMAN, PURSUANT TO U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

In connection with the Quarterly Report of iCarbon Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, David Laudeman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SEC. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 20, 2006

/s/ David Laudeman
David Laudeman
Chief Financial Officer